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                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. 1)



Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, For Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                 WISCONSIN CENTRAL TRANSPORTATION CORPORATION
               (Name of Registrant as Specified in its Charter)

          WISCONSIN CENTRAL SHAREHOLDERS COMMITTEE TO MAXIMIZE VALUE
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)1 and 0-11.

 (1) Title of each class of securities to which transaction applies:


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 (2) Aggregate number of securities to which transaction applies:

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 (3) Per unit price or underlying value of transaction computed pursuant to
     Exchange Act Rule 0-11:

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 (4) Proposed maximum aggregate value of transaction:

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 (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 (1) Amount Previously Paid:

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 (2) Form, Schedule or Registration Statement No.:

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 (3) Filing Party:

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 (4) Date Filed:

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Friday November 3, 12:57 pm Eastern Time
Wisconsin Central considers a sale, or does it?
(UPDATE: Adds byline, new throughout, updates share price)

By Janet McGurty

NEW YORK, Nov 3 (Reuters) - Wisconsin Central Transportation Corp. (NasdaqNM:WCLX - news) on Friday said it has hired investment banking firm Goldman, Sachs & Co. to advise it on strategic options, including selling the railroad company and its international holdings.

But some analysts are skeptical that putting itself up for sale is the company's actual intention and that it is not trying to head off shareholders fighting to increase share value.

Edward Burkhardt, one of the company's founders, was ousted from his positions of president and chief executive officer in July by the board of Wisconsin Central, whose North American operations encompass 2,800 miles of rail through the paper-producing areas of Michigan, Minnesota, Illinois, Wisconsin and Canada.

Burkhardt became chairman of the Wisconsin Central Shareholders Committee to Maximize Value which has been holding 7.2 percent of Wisconsin Central's outstanding shares.

On Wednesday Southeastern Asset Management Inc., Wisconsin Central's largest shareholder, threw its 14.4 percent of the outstanding shares into the ring on the side of Burkhardt and his group.

""Why did they hire Goldman Sachs? I don't know if it is to sell the company, as much as 'How You Wage Proxy Fight 101.' I suspect it's more a result of Ed Burkhardt's filing and less of a divine vision that they should split up the company,"" said Donald Broughton, transportation analyst at A.G. Edwards & Sons Inc.

Commenting on the hiring, Burkhardt said, ""This is deathbed recanting. This is solely an effort by the board to head off the major shareholders.""

But a source close to Wisconsin Central disagreed.

""The company has been looking at many alternatives, going back to its Sept. 21 announcement. This is just a continuation of the policy. The important point is that the company is the only one in the position to execute them.""

In September Wisconsin Central extended its stock repurchase programme and the restructuring of its North American operations.

The company's holdings include Wisconsin Central Ltd., Fox Valley & Western Ltd., Algoma Central Railway Inc., Sault Ste. Marie Bridge Co. and Wisconsin Chicago Link Ltd., which form the Wisconsin Central System.

It also holds a 42.5 percent equity interest in English, Welsh & Scottish Railway Holdings Ltd., in Great Britain, a 24 percent stake in Tranz Rail Holdings Ltd., New Zealand's national rail operator, and a 33 percent interest in Australian Transport Network Ltd.

Shares of Wisconsin Central on Friday rose $1-1/4 to $15-3/8 in midday trade. The company's 52-week high was $16-1/8, its low $9-13/16.

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                  CERTAIN INFORMATION CONCERNING PARTICIPANTS

     The Wisconsin Central Shareholders Committee to Maximize Value, the members of the Committee, the nominees for election as directors proposed by the Committee and certain other persons may be deemed to be participants in the solicitation of shareholder consents referred to in this filing. Information regarding each participant is included in the preliminary consent statement filed by the Committee with the Securities and Exchange Commission on October 20, 2000. The Committee intends to mail definitive copies of the consent statement, together with consent cards, to Wisconsin Central shareholders in the near future. Wisconsin Central shareholders are urged to read the consent statement carefully when it is available because it contains important information. The Committee's consent statement is available without charge at the SEC's Internet web site at www.sec.gov. In addition, the Committee will provide copies of its consent statement without charge upon request. Requests for copies should be directed to the Committee's information agent, Innisfree M&A Incorporated, at its toll-free number: 1-888-750-5834.